Exhibit (h)(5)

Schedule I

Index Provider	Index	Fund
Bloomberg	Bloomberg Electric Vehicles Index	KraneShares Electric Vehicles and Future Mobility Index ETF
CSI Index Co., LTD	CSI Overseas China Internet Index	KraneShares CSI China Internet ETF
CSI Index Co., LTD	SSE Science and Technology Innovation Board 50 Index	KraneShares SSE STAR Market 50 Index ETF
EULAV Asset Management	Value Line® Dynamic Dividend Equity Index	KraneShares Value Line® Dynamic Dividend Equity Index ETF
Hang Seng Indexes Company Limited	Hang Seng TECH Index	KraneShares Hang Seng TECH Index ETF
Hedgeye Asset Management, LLC	Hedgeye Hedged Equity Index	KraneShares Hedgeye Hedged Equity Index ETF
J.P. Morgan	JP Morgan Asia Credit Index (JACI) Non-Investment Grade Corporate Index	KraneShares Asia Pacific High Income USD Bond ETF
MerQube Inc.	Dragon Capital MerQube Vietnam Growth Index	KraneShares Dragon Capital Vietnam Growth Index ETF
MerQube Inc.	MerQube Global Humanoid and Embodied Intelligence Index	KraneShares Global Humanoid and Embodied Intelligence Index ETF
MerQube Inc.	Wahed Shariah Alternative Income Index	KraneShares Wahed Alternative Income Index ETF
Morningstar, Inc.	Morningstar® Developed Markets China and Emerging Markets Revenue Exposure Index	KraneShares Global EM Revenue Leaders Index ETF
Mount Lucas Index Advisers LLC	KFA MLM Index	KraneShares Mount Lucas Managed Futures Index Strategy ETF
MSCI, Inc.	MSCI China A 50 Connect Index	KraneShares Bosera MSCI China A 50 Connect Index ETF
MSCI, Inc.	MSCI China A 100% Hedged to USD Index	KraneShares MSCI China A Hedged Index ETF
MSCI, Inc.	MSCI China IMI Environment 10/40 Index	KraneShares MSCI China Clean Technology Index ETF
MSCI, Inc.	MSCI Global China Infrastructure Exposure Index	KraneShares MSCI One Belt One Road Index ETF
MSCI, Inc.	MSCI China All Shares Health Care 10/40 Index	KraneShares MSCI All China Health Care Index ETF
MSCI, Inc.	MSCI Emerging Markets ex China Index	KraneShares MSCI Emerging Markets ex China Index ETF
Nasdaq, Inc.	Nasdaq InspereX Dynamic Buffered High Income™ Index	KraneShares InspereX Nasdaq Dynamic Buffered High Income Index ETF
Numeric Investors, LLC	Man Buyout Beta Index	KraneShares Man Buyout Beta Index ETF
Quant Insight Limited	Qi China Alpha Index	KraneShares China Alpha Index ETF
Solactive AG	Solactive Emerging Markets Consumer Technology Index	KraneShares Emerging Markets Consumer Technology Index ETF
Solactive AG	Solactive Global Luxury Select Index	KraneShares Global Luxury Index ETF
Solactive AG	Solactive Etna Artificial General Intelligence Index	KraneShares Artificial Intelligence and Technology ETF
Solactive AG	Solactive ISS Sustainable Select 0-1 Year USD Corporate IG Index	KraneShares Sustainable Ultra Short Duration Index ETF
S&P Dow Jones Indices LLC	S&P Global Carbon Credit Index	KraneShares Global Carbon Strategy ETF
S&P Dow Jones Indices LLC	S&P Carbon Credit EUA Index	KraneShares European Carbon Allowance Strategy ETF
S&P Dow Jones Indices LLC	S&P Carbon Credit CCA Index	KraneShares California Carbon Allowance Strategy ETF
S&P Dow Jones Indices LLC	S&P RGGI Index	KraneShares Eastern US Carbon Strategy ETF